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                                                                  Exhibit 99.1.4

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CONSOLIDATED BALANCE SHEETS
NATIONAL DATA CORPORATION
(In thousands, except share and per share data)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                      February 29,    May 31,
                                                                                                          2000         1999
                                                                                                     -------------   --------
                                                                                                      (Unaudited)
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ASSETS
Current assets:
 Cash and cash equivalents                                                                              $    949    $  3,414

 Billed accounts receivable                                                                              101,200     124,072
 Unbilled accounts receivable                                                                              3,098       3,048
 Allowance for doubtful accounts                                                                          (6,960)     (5,184)
                                                                                                        --------    --------
  Accounts receivable, net                                                                                97,338     121,936
                                                                                                        --------    --------
 Income tax receivable                                                                                         -       8,348
 Inventory                                                                                                 9,396       7,927
 Net merchant processing receivable                                                                        8,218           -
 Deferred income taxes                                                                                     4,610       1,191
 Prepaid expenses and other current assets                                                                16,843      13,023
                                                                                                        --------    --------
   Total current assets                                                                                  137,354     155,839
                                                                                                        --------    --------

Property and equipment, net                                                                               95,929      94,368
Intangible assets, net                                                                                   352,114     369,076
Deferred income taxes                                                                                     24,098      13,963
Investment                                                                                                25,768           -
Other                                                                                                      5,325       5,397
Net assets of discontinued operations                                                                     49,183     104,454
                                                                                                        --------    --------
Total Assets                                                                                            $689,771    $743,097
                                                                                                        ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Line of credit                                                                                         $ 20,000    $ 35,000
 Current portion of long-term debt                                                                            94       6,148
 Obligations under capital leases                                                                          9,202      11,980
 Accounts payable and accrued liabilities                                                                 70,641      58,562
 Net merchant processing payable                                                                               -       1,794
 Income tax payable                                                                                        5,134           -
 Deferred income                                                                                          27,928      29,945
                                                                                                        --------    --------
   Total current liabilities                                                                             132,999     143,429
                                                                                                        --------    --------
Long-term debt                                                                                           147,070     147,190
Obligations under capital leases                                                                           8,252      15,469
Other long-term liabilities                                                                               15,758       9,183
                                                                                                        --------    --------
   Total liabilities                                                                                     304,079     315,271
                                                                                                        --------    --------
Commitments and contingencies

Minority interest in equity of subsidiaries                                                               19,539      18,732

Shareholders' equity:
 Preferred stock, par value $1.00 per share; 1,000,000 shares authorized, none issued                          -           -
Common stock, par value $.125 per share; 200,000,000 and 100,000,000 shares authorized at February
  29, 2000 and May 31, 1999, respectively, 33,953,008 and 33,953,031 shares issued, respectively.          4,244       4,244
 Capital in excess of par value                                                                          341,542     345,639
 Treasury stock, at cost, 1,095,320 and 175,442 shares, respectively                                     (28,867)     (5,857)
 Unrealized holding gain                                                                                   5,176           -
 Retained earnings                                                                                        54,047      70,865
 Deferred compensation                                                                                    (7,380)     (3,215)
 Cumulative translation adjustment                                                                        (2,609)     (2,582)
                                                                                                        --------    --------
   Total shareholders' equity                                                                            366,153     409,094
                                                                                                        --------    --------
Total Liabilities and Shareholders' Equity                                                              $689,771    $743,097
                                                                                                        ========    ========
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